UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2017

Alliance BioEnergy Plus,Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2017, Alliance Bio-Products, Inc. (“ABIOP”), a wholly-owned subsidiary of Alliance BioEnergy Plus, Inc. (the “Company”) and ArborOne, ACA (representing the United States Department of Agriculture) executed an Offer for Purchase of Real Property, Plant and Equipment (“Purchase Offer) relating to the purchase by ABIOP of the former INEOS Bio-Ethanol plant in Vero Beach, Florida (the “Plant”) at a purchase price of $8,000,000. The Purchase Offer provides for the purchase of the fully functional Plant, 143+ acres the Plant resides on and all of the related equipment and vehicles.

In connection with the Purchase Offer, ABIOP tendered the First Initial Deposit on the purchase in the amount of $250,000. The transaction is subject to due diligence and the negotiation and execution of a definitive purchase agreement and other transaction documents. Additional payments shall be made in accordance with the terms of the Purchase Offer.

ABIOP is in the process of finalizing the raising of funds to complete the purchase of the Plant together with the upgrading of the Plant for ABIOP’s and the Company’s purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Daniel de Liege
Name:	Daniel de Liege
Title:	President

Dated:	August 3, 2017